Exhibit 10.2

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland  20814

www.midcapfinancial.com

August 4, 2016

Aptevo Therapeutics Inc.

2401 4th Ave, Suite 1050

Seattle, WA 98121

Attn: Jeff Lamothe

Re:Credit and Security Agreement with Agent and Lenders

Ladies and Gentlemen:

This is the “Fee Letter” referred to in that certain Credit and Security Agreement dated as of even date herewith (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among Aptevo Therapeutics Inc., a Delaware corporation, Aptevo BioTherapeutics LLC, a Delaware limited liability company, and Aptevo Research And Development LLC, a Delaware limited liability company (collectively in the singular, “Borrower”), the financial institutions or other entities from time to time parties thereto as lenders (the “Lenders”), and MidCap Financial Trust, a Delaware statutory trust (“MidCap”), individually as a Lender and as Agent (in such capacity, “Agent”).  Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the meanings contained in the Credit Agreement.

In addition to any fees, expenses or other amounts payable by Borrower to Agent and the Lenders under the terms of the Credit Agreement, to induce Agent and the Lenders to enter into the Credit Agreement and to extend to Borrower the Loans, and as consideration for Agent and Lenders making the Loans available to Borrower, Borrower agrees to pay to MidCap, or any affiliate thereof as directed by MidCap, the following fees at the following times:

1.

Exit Fee. Borrower shall pay to Agent, for the benefit of all Lenders who have made Term Loan advances of each applicable tranche of Term Loans funded under the Credit Agreement, as compensation for the costs of making funds available to Borrower under the Credit Agreement an exit fee (the “Exit Fee”) calculated in accordance with this paragraph and upon the date or dates required under this paragraph.  The Exit Fee shall be an amount equal to five and seventy-five one hundredths percent (5.75%) multiplied by the aggregate principal amount of all Term Loans of such tranche advanced to Borrower under the Credit Agreement.  Upon any repayment or prepayment of any portion of any Term Loan (whether voluntary, involuntary or mandatory) other than scheduled amortization payments (if any) and the final payment of principal in respect of any tranche of any Term Loan, a portion of the Exit Fee shall be due in the amount of:  (i) the Exit Fee multiplied by (ii) the percentage expressed as a decimal which is obtained by dividing the amount of principal prepaid by the then outstanding principal balance of such tranche of Term Loans.  Any remaining unpaid amount of the Exit Fee shall be due and payable on the Termination Date.  All fees payable pursuant to this paragraph shall be deemed fully accrued and earned as of the Closing Date.

2.

Prepayment Fee. If any advance under the Term Loan is prepaid at any time prior to the Maturity Date, in whole or in part, for any reason (whether by voluntary prepayment by Borrower, by reason of the occurrence of an Event of Default or the acceleration of the Term Loan, or otherwise), or if the Term Loan shall become accelerated and due and payable in full prior to the Maturity Date, Borrower shall pay to Agent, for the benefit of all Lenders who have made such tranche of Term Loans, as compensation for the costs of such Lenders making funds available to Borrower under the Credit Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this paragraph.  The Prepayment Fee in respect of the Term Loan Tranche 1 shall be equal to an amount determined by multiplying the amount being prepaid (or required to be prepaid, if such amount is greater) by the following applicable percentage amount:  (x) four percent (4.0%) for the first year following the Closing Date, (y) three percent (3.0%) for the second year following the Closing Date and (z) one percent (1.0%) thereafter (but prior to the Maturity Date).  The Prepayment Fee in respect of the Term Loan Tranche 2 shall be equal to an amount determined by multiplying the amount being prepaid (or required to be prepaid, if such amount is greater) by the following applicable percentage amount:  (x) four percent (4.0%) for the first year following the date on which the Term Loan Tranche 2 is funded, (y) three percent (3.0%) for the second year following the date on which the Term Loan Tranche 2 is funded and (z) one percent (1.0%) thereafter (but prior to the Maturity Date).  The Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrower if such payments were required by Agent to be made pursuant to Sections 2.1(a)(ii)(A) or 2.1(a)(ii)(B)(i)-(iii) of the Credit Agreement. All fees payable pursuant to this paragraph shall be deemed fully earned on the Closing Date and non-refundable when paid.

3.

Agency Fee.  On the Closing Date and on each annual anniversary thereof, Borrower shall pay Agent, for its own account and not for the benefit of any other Lenders, an administrative fee of $87,500.  The administrative fee shall be deemed fully earned when due and payable and, once paid, shall be non-refundable.

Other than as expressly set forth herein, all of the fees payable hereunder or pursuant hereto shall be payable to MidCap for its own account; provided, however, that MidCap may allocate among its affiliates any of such fees in its sole discretion.

Borrower agrees not to disclose any or all of the terms of this Fee Letter to any person other than Borrower’s affiliates, directors, officers, employees, attorneys or accountants (whom, in each case, shall be made aware of this agreement not to disclose) or as may be required by Laws subpoena or order of any any court or regulatory agency having jurisdiction over Borrower.

This Fee Letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.  Delivery of an executed counterpart of this Fee Letter by facsimile or other electronic transmission shall constitute valid delivery of an executed counterpart hereof.

THIS FEE LETTER AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The provisions of the Credit Agreement regarding jurisdiction, venue and jury trial waiver are incorporated herein and shall govern this Fee Letter.

Agent requests Borrower to indicate its agreement and acceptance to the foregoing by signing below and returning this Fee Letter to Agent.

Very truly yours,

MIDCAP FINANCIAL TRUST

As Agent for Lenders

By: Apollo Capital Management, L.P.,

its investment manager

By:Apollo Capital Management GP, LLC,

its general partner

By:__________________________

Name: Maurice Amsellem

Its:  Authorized Signatory

AGREED AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE

BORROWER:

APTEVO THERAPEUTICS INC.

By:__________________________

Name:________________________

Title:_________________________

APTEVO BIOTHERAPEUTICS LLC

By:__________________________

Name:________________________

Title:_________________________

APTEVO RESEARCH AND DEVELOPMENT LLC

By:__________________________

Name:________________________

Title:_________________________